SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☐	Definitive Information Statement

CYBER APPS WORLD INC.

(Name of Registrant As Specified In Charter)

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PRELIMINARY INFORMATION STATEMENT SUBJECT TO COMPLETION

DATED SEPTEMBER 3, 2019

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

CYBER APPS WORLD INC.

420 North Nellis Boulevard, Suite A3-146

Las Vegas, Nevada 89110

(Preliminary)

September 3, 2019

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $.001 per share (the “Common Stock”), of Cyber Apps World Inc., a Nevada Corporation (the “Company”), to notify such Stockholders of the following:

1.	On or about August 22, 2019, the Company received written consents in lieu of a meeting of Stockholders from holders of 32,060,000 shares of common stock representing approximately 75.26% of the 42,600,468 shares of the total issued and outstanding shares of voting stock of the Company (the “Majority Stockholders”) authorizing the Company to complete a forward split of the Company’s issued and outstanding shares of common stock such that every one share of common stock issued and outstanding prior to the split be exchanged for four post-split shares of common stock and that the Company’s post-forward split authorized capital consist of 250,000,000 shares of common stock with a par value of $0.00075 per share and 10,000,000 shares of preferred stock with a par value of $0.001 (the “Forward Split”). Accordingly, your consent is not required and is not being solicited in connection with the approval of the actions.

2.	On August 22, 2019, the Board of Directors of the Company approved the Forward Split.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them. The Board of Directors has fixed the close of business on ___________, 2019, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders. However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the forgoing action will not become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about ______________, 2019 to all Stockholders of record as of the Record Date.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

OUTSTANDING VOTING SECURITIES

As of the date of the Consent by the Majority Stockholders, August 22, 2019, the Company had 42,600,468 shares of common stock issued and outstanding. Each share of outstanding common stock is entitled to one vote on matters submitted for Stockholder approval.

On August 22, 2019, the holders of 32,060,000 shares (or approximately 75.26% of the 42,600,468 shares of Common Stock then outstanding) executed and delivered to the Company a written consent approving the actions set forth herein. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Company’s common stock owned on August 22, 2019, by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Name of Beneficial Owner	Number of Common Shares Owned	Percent of Class (1)
Kateryna Malenko	20,560,000	48.26%
Real-Time Save Online Inc.	11,500,000	27.00%
Liudmilla Voinarovska	6,608	0.00%
All officers and directors		50.38%

(1)	Applicable percentage of ownership is based on 42,600,468 shares of common stock outstanding as of August 22, 2019.

DISSENTER’S RIGHTS OF APPRAISAL

Section 78.3793 of Nevada Revised Statue (“NRS”) which provides dissenting shareholders with rights to obtain payment of the fair value of his/her shares in the case of control share acquisition is not applicable to the matters disclosed in this Information Statement.  Accordingly, dissenting shareholders will not have rights to appraisal in connection with the amendment to the Articles of Incorporation discussed in this Information Statement.

AMENDMENT OF ARTICLES OF INCORPORATION TO COMPLETE A FORWARD SPLIT OF THE COMPANY’S

ISSUED COMMON SHARES AND AMEND ITS ARTICLES OF INCORPORATION ACCORDINGLY

On August 22, 2019, the Majority Stockholders took action by written consent to complete a forward split of the Company’s issued and outstanding shares of common stock such that every one share of common stock issued and outstanding prior to the split be exchanged for four post-split shares of common stock and that the Company’s post-forward split authorized capital consist of 250,000,000 shares of common stock with a par value of $0.00075 per share and 10,000,000 shares of preferred stock with a par value of $0.001.

Our Board of Directors has authorized the forward split to increase liquidity of the trading market for the Company’s shares, of which there is no guarantee as a result of this corporate change.

We intend to file the Amendment to the Articles of Incorporation with the Secretary of the State of Nevada promptly after the twentieth day after the date this Information Statement has been sent to stockholders. With the approval of our Majority Stockholders, the amended Articles will become effective upon the filing with the Secretary of State of Nevada.

EFFECTIVE DATE OF AMENDMENTS

Pursuant to Rule 14c-2 under the Exchange Act, the effective date of the action stated herein, shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on __________________, 2019.

By Order of the Board of Directors /s/ Luidmilla Voinarovska Luidmilla Voinarovska President & CEO